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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-39171 and No. 333-62890) and the Registration Statements on Form S-8 (No. 333-59163, No. 333-59157, No. 333-21997, No.
333-86634, No. 333-94872, and No. 333-63804) pertaining to the 1992 Stock Option
Plan and 1998 Employee Stock Purchase Plan of Lynx Therapeutics, Inc. of our report dated February 2, 2001, with respect to the consolidated financial statements of Lynx Therapeutics, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2000.

                                            /s/   ERNST & YOUNG LLP
                                            -------------------------------


Palo Alto, California
August 22, 2001


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